EX-FILING FEES

Calculation of Filing Fee Tables

S-1

(Form Type)

MSP Recovery, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock underlying Warrants(2)	Other(3)	4,780,821	$0.0001	$478.08	0.0000927	$0.04
	Equity	Class A common stock underlying Warrants(4)	Other(5)	1,028,046,326	$11.50	$11,822,532,749	0.0000927	$1,095,948.79
	Equity	Class A common stock(6)	Other(7)	3,225,959,239	$2.23	$7,193,889,102.97	0.0000927	668,873.52
Fees Previously Paid	Equity	Class A common stock underlying Warrants(8)	Other(5)	1,029,000,000	$11.50	$11,833,500,000	0.0000927	$1,096,965.45

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Carry Forward Securities
Carry Forward Securities(9)	Total Offering Amounts					$22,562,222,780		$1,762,822.35
	Total Fees Previously Paid							$1,096,965.45
	Total Fee Offsets
	Net Fee Due							$665,856.90

(1)      Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)       Consists of 4,780,821 shares of Common Stock issuable upon the exercise of up to 4,780,821 Public Warrants.

(3)       Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants (0.0001).

(4)      Consists of 1,028,046,326 shares of Common Stock issuable upon the exercise of up to 1,028,046,326 New Warrants, including the resale thereof.

(5)      Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants ($11.50).

(6)       Consists of: (a) 5,750,000 shares of Common Stock issued to certain Selling Securityholders, including the Sponsor, in connection with the Business Combination upon conversion of the Founder Shares, (b) 650,000 shares of Common Stock included in the Private Units, which were originally issued to certain Selling Securityholders, including the Sponsor, together with the Private Warrants at a price of $10.00 per unit, (c) 3,167,967,900 shares of Common Stock exchangeable for Up-C Units originally issued to certain Selling Securityholders, including the Members, as consideration in the Business Combination for their membership interests in the MSP Purchased Companies, (d) 50,022,000 shares of Common Stock issued to certain Selling Securityholders upon exchange of Up-C Units designated by the Members and issued in a private placement by the Company in lieu of a corresponding number of Up-C Units to which such Members were otherwise entitled but designated back to the Company and Opco pursuant to the terms of the Business Combination and (e) 1,244,339 shares of Common Stock issued to certain Selling Securityholders in a private placement by the Company pursuant to the terms of existing contracts.

(7)       Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $2.23, which is the average of the high and low prices of the shares of the common shares on June 24, 2022 on the Nasdaq Stock Market LLC.

(8)      Represents the number of New Warrants each to acquire one share of Class A Common Stock of the Registrant, including the resale thereof.

(9)      Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement is being filed as a combined prospectus with respect to 1,028,046,326 shares of Class A common stock issuable upon exercise of warrants (and 755,200,000 such warrants) that were registered under

Registration No. 333-260969. Pursuant to Rule 429, this registration statement constitutes Post-Effective Amendment No. 1 to Registration No. 333-260969 with respect to the offering of such unsold shares thereunder, which are not currently being terminated by the registrant. No other changes shall be deemed to be made to Registration No. 333-260969 other than with respect to the specific shares of Class A common stock being sold hereunder. Such post-effective amendment will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(a) of the Securities Act.